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                                                                    EXHIBIT 11.1

                      CORNELL CORRECTIONS, INC.
         STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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                                                                            THREE MONTHS ENDED MARCH 31,
                                                                --------------------------------------------------------
                                                                         2002                            2001
                                                                ------------------------        ------------------------
                                                                  BASIC         DILUTED           BASIC          DILUTED
                                                                ------------------------        ------------------------
Net earnings (loss)                                             $   (330)       $   (330)       $    824        $    824
                                                                ========================        ========================

Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents                                    14,062          14,062          10,182          10,182


    Less treasury shares                                          (1,110)         (1,110)           (955)           (955)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method                  0               0               0             201
                                                                ------------------------        ------------------------

                                                                  12,952          12,952           9,227           9,428
                                                                ------------------------        ------------------------


 Net earnings (loss) per share                                  $  (0.03)       $  (0.03)       $   0.09        $   0.09
                                                                ========================        ========================

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